                                                                     Exhibit 4.9



                        WORKGROUP TECHNOLOGY CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------



     WORKGROUP TECHNOLOGY CORPORATION, a Delaware corporation (the
"Company"), hereby grants as of the <DAY> of <MONTH>, <YEAR> (the "date of grant") to <OPTIONEE> (the "Optionee"), an option to purchase a maximum of
[SHARES] shares (the "Option Shares") of its Common Stock, $.01 par value
("Common Stock"), at the price of $[PRICE-PER-SHARE] per share, on the following terms and conditions:



       1. GRANT UNDER 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. This option
          --------------------------------------------------------
is granted pursuant to and is governed by the Company Corporation's
1996 Non-Employee Director Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meanings assigned to them as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the date hereof. In the event of any conflict between this Agreement and the provisions of the Plan, the Plan shall govern.

    2. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This option is intended to
       --------------------------------------------
be a non-qualified option (rather than an incentive stock option) granted pursuant to Paragraph 4 of the Plan, and the Board of Directors of the Company (the "Board") intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company Corporation, but a duplicate original of this instrument shall not effect the grant of another option.




     3.  EXERCISE OF OPTION IF SERVICE AS A DIRECTOR CONTINUES.  Unless sooner
       -------------------------------------------------------
terminated pursuant to Paragraph 4 hereof, this option shall vest in the Optionee and thus become exercisable as follows, provided that the Optionee has continuously served as a member of the Board through such vesting date. This option shall expire on the on the date which is ten (10) years from the date of grant.


 NUMBER OF OPTION SHARES FOR WHICH              DATE OF VESTING
- ----------------------------------------    -------------------------------
   OPTION WILL BE EXERCISABLE
- ----------------------------------------
                 1,250                    Three months from date of grant

                 1,250                         Quarterly thereafter




     4.  TERMINATION OF OPTION RIGHTS.
         ----------------------------

     (A) In the event the Optionee ceases to be a member of the Board of Directors of the Corporation for any reason other than death or permanent disability, any then unexercised portion of this is Option then shall, to the extent not then vested, immediately terminate and become void. Any portion of this option which is vested but has not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised by the Optionee within 90 days of the date the Optionee ceased to be a member of the Board, and this Option shall terminate after such 90 days have expired.

    (B) In the event that the Optionee ceases to be a member of the Board by reason of his or her permanent disability or death, this option shall be immediately and automatically accelerated and become fully vested and the unexercised portion of this Option shall be exercisable by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the Option.

     5.  EXERCISE.  To the extent then exercisable, the Optionee may exercise
         --------
this option in whole or in part at any time and from time to time as provided by the terms of this Agreement and the Plan, except that this option may not be exercised for a fraction of a share. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares.

     6.  PAYMENT OF PRICE.  The option price is payable in United States dollars
         ----------------
and may be paid: (a) in cash or by check equal in amount to the option price;
(b) in whole or in part in Common Shares of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of Paragraph 5 of the Plan; or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of Option Shares acquired upon exercise of this option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee's direction at the time of exercise.

     7.  METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of
         ---------------------------
the Plan and this Agreement, this option may be exercised by written notice to the Company, addressed to the Company at its principal executive offices Corporation. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing Option Shares acquired upon exercise of this option, shall register the Optionee (or the Optionee's personal representative, heir or legatee if this option is being exercised pursuant to Paragraph 4 hereof) as the owner of the Option Shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Optionee (or the Optionee's personal representative, heir or legatee if this option is being exercised pursuant to Paragraph 4 hereof) as soon as practicable after payment of the option price in full. In the event this option shall be exercised, pursuant to Paragraph 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     8.  OPTION NOT TRANSFERABLE.  This option is not transferable or assignable
         -----------------------
except by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the Optionee's lifetime only the Optionee can exercise this option.

     9.  NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
         --------------------------------
option imposes no obligation on the Optionee to exercise it.

     10.  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have no
          ---------------------------------------
rights as a stockholder with respect to any of the Option Shares until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in Paragraph 10 of the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     11.  CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  It is the purpose of this
          ----------------------------------------
option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     12.  WITHHOLDING TAXES.  The Optionee hereby agrees that the
          -----------------
Company may withhold from the Optionee's remuneration, the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld as determined by the Company in its sole discretion.

     13.  GOVERNING LAW.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                    WORKGROUP TECHNOLOGY CORPORATION
                                    81 Hartwell Avenue
                                    Lexington, MA 02173


                                    By:________________________________

                                    Title:_____________________________



                                    ___________________________________
                                    OPTIONEE

                                    ___________________________________
                                    Print Name

                                    ___________________________________
                                    Street Address

                                    ___________________________________
                                    City            State     Zip Code